UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada	000-54283	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Patheon Pharmaceuticals Services Inc. 4721 Emperor Boulevard, Suite 200 Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 226-3200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2011, Eric W. Evans notified Patheon Inc. (the “Company”) of his intent to resign, effective as of that date, as the Company’s Chief Financial Officer. The Company has commenced a search for a new Chief Financial Officer.

In connection with Mr. Evans’s resignation and pursuant to the terms of the employment agreement between Mr. Evans and the Company’s indirect wholly owned subsidiary, Patheon Pharmaceuticals Holdings Inc. (the “Employment Agreement”), Mr. Evans will receive (i) a lump sum payment in cash of $371,000, his annual base salary, and (ii) a lump sum payment in cash of $166,950, the average of the bonuses earned by Mr. Evans under the Company’s annual incentive plans for the last two fiscal years prior to the effective date of his termination. The Company’s obligation to make such payments to Mr. Evans is contingent upon his execution and nonrevocation of a general release, in a form provided by the Company. The Employment Agreement also contains customary non-solicitation and non-competition provisions that extend for 12 months following the effective date of his termination. In addition, the confidentiality undertaking that Mr. Evans executed in connection with the Employment Agreement will remain in effect.

The description of the Employment Agreement contained herein is qualified in its entirety by reference to the Employment Agreement, a copy of which was filed as Exhibit 10.26 to the Company’s registration statement on Form 10, filed with the U.S. Securities and Exchange Commission on February 25, 2011.

A copy of the press release announcing Mr. Evans’s termination is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2011	PATHEON INC.

	By:	/s/ James C. Mullen
James C. Mullen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press release dated November 1, 2011